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                                                                Exhibit 1(b)1(a)


                                THE GATEWAY TRUST
                                -----------------

                                 SECOND AMENDED
                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------

                                   dated as of
                                December 29 1992
                                ----------------


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                         EXHIBIT TO REPORT OF OPERATION

                                OF BUSINESS TRUST

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                THE GATEWAY TRUST
                        (A BUSINESS TRUST TO BE OPERATED
                   PURSUANT TO CHAPTER 1746, OHIO REVISED CODE


       THIS AGREEMENT AND DECLARATION OF TRUST made at Cincinnati, Ohio, as of the 29th day of December, 1992, by the trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided, does hereby witnesseth that:

       WHEREAS, this Trust is being formed to carry on the business of an investment company; and

       WHEREAS, the trustees hereunder agree to manage all property coming into their hands as trustees of an Ohio business trust with transferable Shares in accordance with the statute and the provisions hereinafter set forth;

       NOW, THEREFOR, the trustees hereby certify and declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust, all as hereinafter set forth:

                                    ARTICLE I

                     NAME, PLACE OF BUSINESS AND DEFINITIONS

       1.1 NAME. This Trust shall be known as "The Gateway Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

       1.2 PLACE OF BUSINESS. The place where the principal office of the Trust is to be located is Milford, Clermont County, Ohio.

       1.3 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

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              (a) The "Trust Act" means Chapter 1746, Ohio Revised Code, as amended from time to time, governing the formation and operation of business trusts.

              (b) The "Trust" refers to the Ohio business trust established by this Agreement and Declaration of Trust, as amended from time to time;

              (c) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

              (d) "Shares" mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate units into which each series of Shares shall be divided from time to time;

              (e) "Shareholder" means a record owner of Shares;

              (f) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

              (g) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act, and the terms "Majority Shareholder Vote" shall mean the vote prescribed by the third sentence of Section 2 (a)
       (42) of the 1940 Act;

              (h) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time; and

              (i) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

                                   ARTICLE II
                                   ----------

                                     PURPOSE
                                     -------

       The purpose of the Trust is to operate as an open-end investment company of the management type providing investors a managed investment primarily in securities, commodities and debt instruments, and to engage in any lawful act or activity for which business trusts may be formed under the Trust Act.

                                   ARTICLE III
                                   -----------

                                     SHARES
                                     ------

       3.1 AUTHORIZED SHARES. The number of Shares which the Trust is authorized to issue is unlimited, all of which shall be non-assessable. The Shares shall be issued in one

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or more series, with or without par value and bearing designation as set forth in Schedule A to this Declaration of Trust. Each such series shall likewise be unlimited in number.

       3.2 TERMS OF SERIES. Each series of Shares shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Shares of any series may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

       3.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

       3.4 INVESTMENTS IN THE TRUST; ASSETS OF THE SERIES. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or intangible property or a combination thereof, as they from time to time authorize.

       All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

       3.5 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

       3.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any

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title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                   ARTICLE IV
                                   ----------

                                  THE TRUSTEES
                                  ------------

       4.1 ELECTION. The number of Trustees shall be prescribed in the By-Laws, except that, subsequent to any sale of Shares pursuant to a public offering, there shall be not less than three nor more than twenty-one Trustees. Any vacancies occurring in the Board of Trustees may be filled by the Trustees if, immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. If at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholder, the Trustees shall call a meeting of Shareholders for the purpose of electing Trustees. Each Trustee elected by the Shareholders or by the Trustees shall serve until the next meeting of Shareholders and until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. A Trustee may be removed with or without cause, (i) by vote of a majority of the outstanding Shares at any meeting called for such purpose, or (ii) by vote of a majority of the Trustees then in office. The initial Trustees, each of whom shall serve until the first meeting of shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be Walter G. Sall and Peter W. Thayer.

       4.2 EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

       4.3 POWERS. Subject to the Trust Act and the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with the Trust Act or this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may

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determine; they may appoint an advisory board, the members of which shall not be
Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

       Without limiting the foregoing, the Trustees shall have power and authority granted by Section 1746-09 of the Trust Act and, to the extent not inconsistent with such act, the power and authority:

              (a) to invest and reinvest cash, and to hold cash uninvested;

              (b) to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

              (c) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

              (d) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

              (e) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

              (f) to allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series;

              (g) to consent or to participate in any plan for or the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

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              (h) to join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

              (i) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy,. including but not limited to claims for taxes;

              (j) to enter into joint ventures, general or limited partnerships and any other combinations or associations;

              (k) to borrow funds;

              (l) to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

              (m) to purchase and pay for or entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor , including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

              (n) to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

       The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present),

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within or without Ohio, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

       4.4 PAYMENT OF EXPENSES BY TRUST. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, PROVIDED HOWEVER, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series.

       4.5 OWNERSHIP OF ASSETS OF THE TRUST. The Trust may take, hold and dispose of any estate or interest in real or personal property in its business name, or in the name of one or more of its Trustees or in the name of one or more of its nominees. The business name of the Trust shall include the name under which it is formed and, as to property which pursuant to Section 3.4 belongs to any series of Shares, the name under which such separate series engages in business.

       4.6 ADVISORY, MANAGEMENT AND DISTRIBUTION. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with Gateway Investment Advisers, Inc., an Ohio corporation, or any other corporation, trust, association or other organization (the "Adviser"), every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Adviser or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply, with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

       The fact that:


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              (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, or distributor or agent of or for any corporation, trust association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made, or that any organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

              (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests.

shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

       4.7 INFORMAL ACTION. Any action which might be authorized or taken by the Trustees in a meeting may be taken without a meeting if a consent to such action in writing, signed by all Trustees entitled to vote at a meeting called to take such action, is filed with the Secretary of the Trust.

                                    ARTICLE V
                                    ---------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

       5.1 VOTING POWERS. The Shareholders shall have power to vote only (i) for or the election or removal of Trustees as provided in Section 4. 1, (ii) with respect to any Adviser as provided in Section 4.6, (iii) with respect to any termination of this Trust or any series to the extent and as provided in Section 9.4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 9.7, (v) to the same extent as the shareholders of an Ohio business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the Trust Act or other law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series; except (1) when required by the 1940


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Act, Shares shall be voted in the aggregate and not by individual series; and
(2) when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by the Trust Act or other law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

       5.2 VOTING POWER AND MEETINGS. Meetings of Shareholders of the Trust or of any series may be called by the other person or persons as may be specified in the By-Laws and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of Shareholders of the Trust or of any series shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders holding at least 10% of the outstanding Shares of the Trust, if Shareholders of all series are required hereunder to vote in the aggregate and not by individual series at such meeting, or of any series, if Shareholders of such series are entitled hereunder to vote by individual series at such meeting, requesting that a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws. The Shareholders shall be entitled to at least seven days' written notice of any meeting of the Shareholders.

       5.3 QUORUM AND REQUIRED VOTE. Thirty-three percent (33%) of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series shall vote as a series, then thirty-three percent (33%) of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, when a quorum is present the vote of a majority of the Shares present shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series shall vote as a series on a matter, then, a quorum of such series being present, the vote of a majority of the Shares of that series present shall decide that matter insofar as that series is concerned.

       5.4 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI
                                   ----------

                   DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES,
                   -------------------------------------------
                      AND DETERMINATION OF NET ASSET VALUE
                      ------------------------------------

       6.1 DISTRIBUTIONS. The Trustees may, but need not, each year distribute to the Shareholders of each series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property of the series or otherwise, or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series held by the several shareholders thereof on the applicable record date, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value as determined in accordance with Section 6.7 of this Article.

       6.2 REDEMPTIONS AND REPURCHASES. Any holder of Shares of the Trust may by presentation of a written request, together with his certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust or at a principal office of a transfer agent appointed by the Trust, redeem his Shares for the net asset value thereof determined and computed in accordance with the provisions of this Section 6.2 and the provisions of Section 6.7 of this Declaration of Trust.

       Upon receipt by the Trust or its transfer agent of such written request for redemption of Shares, such Shares shall be redeemed at the net asset value per share of the appropriate series next determined after such Shares are tendered in proper order for transfer to the Trust or determined as of such other time fixed by the Trustees as may be permitted or required by the 1940 Act, provided that no such tender shall be required in the case of Shares for which a certificate or certificates have not been issued, and in such case such Shares shall be redeemed at the net asset value per share of the appropriate series next determined after such demand has been received or determined at such other time fixed by the Trustees as may be permitted or required by the 1940 Act.

       The obligation of the Trust to redeem its Shares of each series as set forth above in this Section 6.2 shall be subject to the conditions that during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for such period or periods during such time of emergency as shall be determined by or under authority of the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period, the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any. For the purposes of any such suspension, "time of emergency" shall mean, either with respect to all Shares or any series of Shares., any period during which:

              (a) the New York Stock Exchange is closed other than for customary weekend and holiday closings; or

              (b) the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations of the Securities and Exchange Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of its net assets; or

              (c) the suspension or postponement of such obligations is permitted by order of the Securities and Exchange Commission.

       The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

       6.3 PAYMENT IN KIND. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed (but not necessarily involving a portion of each of the series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

       6.4 REDEMPTION AT THE OPTION OF THE TRUST. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Section 6.7 of this Declaration of Trust: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of he aggregate number of outstanding

Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

       6.5 DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.

       6.6 ADDITIONAL PROVISIONS RELATING TO REDEMPTIONS AND REPURCHASES. The completion of redemption of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such Shares, and the Trustees may require that any certificate or certificates issued by the Trust to evidence ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

       6.7 DETERMINATION OF NET ASSET VALUE. The term `net asset value' of the Shares of each series shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of Shares of such series outstanding, in each case at the time of each determination. The "number of Shares of such series outstanding" for the purposes of such computation shall be exclusive of any Shares of such series to be redeemed and not then redeemed as to which the redemption price has been determined, but shall include Shares of such series presented for repurchase and not then repurchased and Shares of such series to be redeemed and not then redeemed as to which the redemption price has not been determined and Shares of such series the sale of which has not been confirmed. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent.

       The Trustees, or any officer or officers or agent of this Trust designated for the purpose by the Trustees, shall determine the net asset value of the Shares of each series, and the Trustees shall fix the times as of which the net asset value of the Shares of each series shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, redemptions and repurchases of, and other transactions in, the Shares of such series, except as such times and periods for any such transaction may be fixed by other provisions of this Declaration of Trust or by the By-Laws.

       In valuing the portfolio investments of any series for determination of net asset value per share of such series, (i) securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or any officer, or officers or agent of the Trust designated for the purpose by the Trustees, most nearly represent the market value of such securities (which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities); and (ii) other securities and assets shall be valued at fair value as determined by or pursuant to the direction of the Trustees. Notwithstanding the foregoing, short-term debt obligations, commercial paper, and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized costs. In any determination of net asset value of any series, dividends receivable and accounts receivable for investments sold and for Shares sold shall be stated at the amounts to be received therefor; and income receivable accrued daily on bonds and notes owned shall be stated at the amount to be received. Any other assets shall be stated at fair value as determined by the Trustees or such officer, officers or agent pursuant to the Trustees' authority, except that no value shall be assigned to good will, furniture, lists, reports, statistics or other noncurrent assets other than real estate. Liabilities of any series for accounts payable for investments purchased and for Shares tendered for redemption and not then redeemed as to which the redemption price has been determined shall be stated at the amounts payable therefor. In determining net asset value of any series, the person or persons making such determination on behalf of the Trust may include in liabilities such reserves, estimated accrued expenses and contingencies as such person or persons (may in its, his or their best judgment deem fair and reasonable under the circumstances. Any income dividends and gains distributions payable by the Trust shall be deducted as of such time or times on the record date therefor as the Trustees shall determine.

       The manner of determining the net assets of any series or of determining the net asset value of the Shares of any series may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation.

       Determinations under this Section 6.7 made in good faith and in accordance with the provisions. of the 1940 Act shall be binding on all parties concerned.

                                   ARTICLE VII
                                   -----------

                           COMPENSATION AND LIMITATION
                           ---------------------------
                            OF LIABILITY OF TRUSTEES
                            ------------------------

       7.1 COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

       7.2 LIMITATION OF LIABILITY. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

       8.1 INDEMNIFICATION - GENERAL. Subject to Sections 8.4 and 8.9, the Trust shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Trust, by reason of the fact that such person is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, trustee, officer, employee, or agent of another trust, a corporation, domestic or foreign, nonprofit or for profit, a partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; PROVIDED, HOWEVER, that no such person shall be indemnified against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless, disregard of the duties involved in the conduct of such person's office. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

       8.2 INDEMNIFICATION - DERIVATIVE ACTIONS. Subject to Sections 8.4 and 8.9, the Trust shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a director, trustee, officer employee or agent of another trust, a corporation, domestic or foreign, nonprofit or for profit, a partnership, joint venture or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust, except that no indemnification shall be made in respect of any of the following:

              (a) any liability of such person, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office by such person; or

              (b) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Trust unless and only to the extent that the Court of Common Pleas or the court in which such action or suit has been brought determines upon application that, despite the adjudication of liability, but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper; or

              (c) any action or suit in which the only liability asserted against a Trustee would, if it were asserted against a director of an Ohio corporation, subject such director to liability under Section 1701.95 of the Ohio Revised Code.


       8.3 INDEMNIFICATION OF PREVAILING PARTY. To the extent that a trustee, director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections
8.1 and 8.2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the action, suit, or proceeding or, if applicable, the claim, issue or matter therein in respect of which such person has been successful.

       8.4 PROCEDURES. Any indemnification under Sections 8.1 and 8.2, unless ordered by a court, shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the trustee, director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and
8.2. Such determination shall be made as follows:

              (a) by a majority vote of a quorum consisting of Trustees of the Trust who were not and are not parties to or threatened with any such action, suit, or proceeding, or

              (b) if the quorum described in Section 8.4(a) is not obtainable or if a majority vote of a quorum of disinterested Trustees so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Trust or any person to be indemnified within the past five years., or

              (c)   by the shareholders, or

              (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

       Any determination made by the disinterested Trustees under clause (a) of this Section 8.4 or by independent legal counsel under clause (b) of this
Section 8.4 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Trust under Section 8.2 hereof, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

       8.5 ADVANCES. (a) Unless the only liability asserted against a Trustee in an action, suit, or proceeding referred to in Section 8.1 or 8.2 of this section is one which, if asserted against the director of an Ohio corporation, would subject such director to liability pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a Trustee in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking in writing by or on behalf of the Trustee in which the Trustee agrees to do both of the following:

              (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Trustee's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Trust or undertaken with reckless disregard for the best interests of the Trust, and

              (ii) reasonably cooperate with the Trust concerning the action, suit, or proceeding.

       (b) Expenses, including attorneys' fees, incurred by a trustee, director, officer, employee, or agent in defending any action, suit or proceeding referred to in Sections 8.1 and 8.2 may be paid by the Trust as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the Trustees in the specific case upon receipt of an undertaking by or on behalf of the trustee, director, officer, employee or agent to repay such amount if it ultimately is determined that the Trustee is not entitled to be indemnified by the Trust as authorized in this section.

       (c) Unless a majority of a quorum of the disinterested Trustees, or independent legal counsel (other than an attorney, or a firm having associated with it an attorney, who within the past five years has been retained by or has performed services for the Trust or any person to be indemnified) in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry) , that there is good reason to believe that such person will be entitled to indemnification, (i) the person receiving such advance payments shall provide security for such undertaking to repay, or
(ii) the Trust shall be insured against losses arising by reason of such person's failure to fulfill such undertaking.

       8.6 NOT EXCLUSIVE. The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under this Declaration of Trust or the By-Laws or any agreement, vote of shareholders or disinterested Trustees, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee, director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       8.7 INSURANCE. The Trust may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of any person who is or was a trustee, officer, employee, or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, director, officer, employee, or agent of another trust, a corporation, domestic or foreign, nonprofit or for profit, a partnership, joint venture, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Trust would have the power to indemnify such person against such liability under this Article VIII. Insurance may be purchased from or maintained with a person in which the Trust has a financial interest.

       8.8 NOT LIMITED. The authority of the Trust to indemnify persons pursuant to Sections 8.1 and 8.2 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 8.5, 8.6, and 8.7. Sections 8.1 and 8.2 do not create any obligation to repay or return payments made by or on behalf of the Trust pursuant to Sections 8.5, 8.6, and 8.7.

       8.9 LIMITATION ON INDEMNIFICATION AND INSURANCE. Nothing herein contained shall be construed to permit indemnification of any trustee, director, officer, employee or agent or to purchase insurance in violation of the 194 0 Act, particularly. Sections 17 (h) and 17(i) thereof any rules, regulations, releases or interpretations issued or promulgated thereunder.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

       9.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE NOTICE. All Persons extending credit to, contracting with or having any claim against the Trust or a particular Series of shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and, neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

       9.2 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The

Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

       9.3 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its Order.

       9.4 DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

       Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

       9.5 FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of Ohio, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

       9.6 APPLICABLE LAW. This Declaration of Trust is made in the State of Ohio and it is created under and is to be governed by and construed and administered according to the laws of such state, including but not limited to, the Trust Act. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

        9.7 AMENDMENTS. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares of each series entitled to vote, except that an amendment which shall affect the holders of one or more series of Shares but not the holders of all outstanding series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series affected and no vote of Shareholders of a series not affected shall be required. Amendments having the purpose of (i) changing the name of the Trust, (ii) adding or terminating any series of Shares, or fixing or eliminating the par value or changing the designation thereof, or
(iii) supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein, shall not require authorization by Shareholder vote.

       IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names, for themselves and their assigns, as of the day and year first above written.

STATE OF OHIO              )
                           ) ss:
COUNTY OF HAMILTON         )

                                           /s/ Walter G. Sall

                                           /s/ Peter W. Thayer


        Before me, a notary public in and for the State of Ohio, personally appeared the above-named Walter G. Sall and Peter W. Thayer and acknowledged the execution of the foregoing instrument to be their free act and deed.

In testimony whereof I have hereunto signed my name and affixed my notarial seal this 30th day of December 1992.

                                           /s/ Jenny D.Baron
                                           Notary Public, State of Ohio
                                           My Commission Expires March 3, 1997